UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

DHT HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

MMI INVESTMENTS, L.P. MCM CAPITAL MANAGEMENT, LLC CLAY B. LIFFLANDER ROBERT COWEN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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MMI Investments, L.P. (“MMI Investments”), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of a director nominee at the 2010 annual meeting of stockholders (the “Annual Meeting”) of DHT Holdings, Inc., a Marshall Islands Corporation.  MMI Investments has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On March 17, 2010, MMI Investments issued the following press release:

NEWS RELEASE

Media Contact:	Investor Contact:
Jeff Siegel	Mark Harnett
Monarch Communications, Inc.	MacKenzie Partners, Inc.
(516) 569-4271	(212) 929-5500

MMI INVESTMENTS, L.P. SUBMITS DIRECTOR NOMINATION FOR DHT HOLDINGS, INC. UPCOMING ANNUAL MEETING; WILL SOLICIT PROXIES FOR ELECTION OF ROBERT N. COWEN TO THE DHT BOARD

NEW YORK, NY, March 17, 2010 - - MMI Investments, L.P., the largest stockholder of DHT Holdings, Inc. (NYSE:DHT), announced today that it has sent a letter to Erik A. Lind, Chairman of the Board of DHT, formally nominating, in accordance with DHT’s bylaws, Robert N. Cowen, a shipping industry veteran with over 30 years of experience including with DHT’s former parent company, Overseas Shipholding Group, Inc., for election to the DHT Board of Directors at the upcoming annual meeting, tentatively scheduled for June 17, 2010.  Mr. Lind has acknowledged receipt of the nomination.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

MMI Investments, L.P. (“MMI Investments”), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit votes for the election of a director nominee at the 2010 annual meeting of stockholders of DHT Holdings, Inc., a Marshall Islands Corporation (the “Company”).

MMI INVESTMENTS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in this proxy solicitation are MMI Investments, MCM Capital Management, LLC, a Delaware limited liability company (“MCM”), Clay B. Lifflander, and Robert Cowen.

As of the close of business on March 16, 2010, MMI Investments beneficially owned 4,362,900 shares of Common Stock.  MCM (as the general partner of MMI Investments) is deemed to be the beneficial owner of the 4,362,900 shares of Common Stock beneficially owned by MMI Investments.   Mr. Lifflander does not directly own any shares of Common Stock.

As of the close of business on March 16, 2010, Mr. Cowen directly owned through joint brokerage accounts with his spouse 39,000 shares of Common Stock.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.